                                                                     EXHIBIT 3.1


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION   [STAMP]
                                       OF
                                 CELEBRITY, INC.




                                   ARTICLE ONE

         Celebrity, Inc., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts the attached Amended and Restated Articles of Incorporation that accurately copy the Articles of Incorporation of the Corporation and all previous amendments thereto and further amend the Articles of Incorporation as provided therein (these "Restated Articles"). These Restated Articles contain no other change in any provision of the Articles of Incorporation.

                                   ARTICLE TWO

         The Articles of Incorporation of the Corporation are hereby amended by these Restated Articles as follows:

         (1) Article Four is amended to effect a four-to-one reverse stock split of the issued common stock, par value $.01 per share (the "Old Common Stock"), of the Corporation, while maintaining the current number of authorized shares of each class of capital stock and their respective par values. Effective as of the close of business on the date of filing these Restated Articles (the "Effective Time"), the filing of these Restated Articles shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each share of Old Common Stock currently issued shall be reclassified and converted into one-fourth of a share of common stock, par value $.01 per share (the "New Common Stock"), of the Corporation, thereby reducing the number of issued shares of Common Stock from 6,176,655 to 1,544,164 (with any fractional share equal to or greater than one-half being rounded up to the nearest whole share and any fractional share less than one-half being rounded down to the nearest whole share). Each stock certificate that prior to the Effective Time represented shares of Old Common Stock shall, following the Effective Time, represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been converted.

         (2) Article Six is amended to eliminate the name and address of the sole member of the Board of Directors in place at the time the Articles of Incorporation of the Corporation were previously restated, and now reflects the names and addresses of the current members of the Board of Directors of the Corporation.

         (3) Articles Seven and Twelve are amended to effect certain technical changes.

                                  ARTICLE THREE

         Each amendment made by these Restated Articles has been effected in conformity with the provisions of the Texas Business Corporation Act. The number of shares of Common Stock outstanding at the time these Restated Articles were adopted was 6,176,655, and the number of shares of such Common Stock entitled to vote on the Restated Articles as so amended was 6,176,655. At a meeting held on the date these Restated Articles were filed, the shareholders of the Corporation voted for and against the Restated Articles as follows:


      CLASS                       FOR                    AGAINST
      -----                       ---                    -------

    Common Stock                5,571,744                207,196

                                  ARTICLE FOUR

         These Restated Articles maintain the par value of the Common Stock at $.01 per share and effect a reverse stock split of the Old Common Stock in the ratio of four-to-one. Accordingly, the stated capital of the Corporation has been decreased from $61,766.55 to $15,441.64, with $46,324.91 being transferred to the Corporation's capital surplus.

                                  ARTICLE FIVE

         The Articles of Incorporation and all of the amendments and supplements thereto are hereby superseded by the attached Amended and Restated Articles of Incorporation, which accurately copy the entire text thereof, as amended as above set forth.

         EXECUTED as of the 26th day of February, 1999.

                                             CELEBRITY, INC.

                                             By /s/ LYNN SKILLEN
                                               ---------------------------------
                                               Lynn Skillen
                                               Vice President - Finance, Chief
                                                  Financial Officer, Treasurer
                                                  and Secretary

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 CELEBRITY, INC.

                                   ARTICLE ONE

         The name of the Corporation is Celebrity, Inc.

                                   ARTICLE TWO

         The period of its duration is perpetual.

                                  ARTICLE THREE

         The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE FOUR

         The aggregate number of shares of capital stock that the Corporation will have authority to issue is 35,000,000, 25,000,000 of which will be shares of Common Stock, having a par value of $.01 per share, and 10,000,000 of which will be shares of preferred stock, having a par value of $.01 per share.

         Preferred stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of preferred stock will be identical except as to the date of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

         Effective as of the close of business on the date of filing these Restated Articles (the "Effective Time"), the filing of these Restated Articles shall effect a reverse stock split (the "Reverse Stock Split") pursuant to which each share of common stock, par value $.01 per share (the "Old Common Stock"), of the Corporation currently issued shall be reclassified and converted into one-fourth of a share of common stock, par value $.01 per share (the "New Common Stock"), of the

Corporation, thereby reducing the number of issued shares of Common Stock from 6,176,655 to 1,544,164 (with any fractional share equal to or greater than one-half being rounded up to the nearest whole share and any fractional share less than one-half being rounded down to the nearest whole share). The number of authorized shares and the par value of the New Common Stock as set forth in the first paragraph of this Article Four shall not be affected by the Reverse Stock Split. Each stock certificate that prior to the Effective Time represented shares of Old Common Stock shall, following the Effective Time, represent the number of shares of New Common Stock into which such shares of Old Common Stock shall have been converted.

                                  ARTICLE FIVE

         The post office address of the Corporation's registered office is 350 North St. Paul, Dallas, Texas 75201, and the name of its registered agent at such address is CT Corporation.

                                   ARTICLE SIX

         The number of directors of the Corporation shall be specified or determined in the manner provided in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws. The names and addresses of the current members of the Board of Directors who will serve as such until the next annual meeting of shareholders or until their respective successors are elected and qualified, are as follows:


          NAME                       ADDRESS
          ----                       -------

Robert H. Patterson, Jr.      4520 Old Troup Road
                              Tyler, Texas 75707

                              Post Office address:
                              P.O. Box 6666
                              Tyler, Texas 75711

Richard Yuen                  4520 Old Troup Road
                              Tyler, Texas 75707

                              Post Office address:
                              P.O. Box 6666
                              Tyler, Texas 75711

B. D. Hunter                  4520 Old Troup Road
                              Tyler, Texas 75707

                              Post Office address:
                              P.O. Box 6666
                              Tyler, Texas 75711

C. A. Langner                 4520 Old Troup Road
                              Tyler, Texas 75707

                              Post Office address:
                              P.O. Box 6666
                              Tyler, Texas 75711

Valerie Anne Mars             4520 Old Troup Road
                              Tyler, Texas 75707

                              Post Office address:
                              P.O. Box 6666
                              Tyler, Texas 75711

                                 ARTICLE SEVEN

         No shareholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such shareholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of stock of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

                                  ARTICLE EIGHT

         Shareholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

                                  ARTICLE NINE

         The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

                                   ARTICLE TEN

         In addition to any other manner of calling a special meeting of shareholders that may be set forth in the Bylaws of the Corporation, a special meeting of shareholders may be called at the request of the holders of at least 50% of all shares issued, outstanding and entitled to vote.

                                 ARTICLE ELEVEN

         Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                                 ARTICLE TWELVE

         (a) The Corporation will, to the fullest extent permitted by the Texas Business Corporation Act, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such Act from and against any and all of the expenses, liabilities or other matters referred to in or covered by such Act. Such indemnification (i) may be provided pursuant to any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in a director or officer capacity and as to action in another capacity while holding such office, (ii) will continue as to a person who has ceased to be a director, officer, employee or agent, and (iii) will inure to the benefit of the heirs, executors and administrators of such a person.

         (b) If a claim under paragraph (a) of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Texas for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of Texas nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                                ARTICLE THIRTEEN

         To the fullest extent permitted by the laws of the State of Texas as the same exist or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the Corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director that has not been eliminated by the provisions of this Article.

                                ARTICLE FOURTEEN

         With respect to any matter, a quorum will be present at a meeting of shareholders if the holders of one-third of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

         EXECUTED as of the 26th day of February, 1999.

                                             By /s/ LYNN SKILLEN
                                               ---------------------------------
                                               Lynn Skillen
                                               Vice President - Finance, Chief
                                                  Financial Officer, Treasurer
                                                  and Secretary